                                                                   EXHIBIT 23(B)

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Debt Securities and Pass Through Certificates) of our reports dated August 15, 1997 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997 and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 30, 1998